Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Form S-3 (Nos. 333-112041, 333-12831, 333-143034, 333-159341 and 333-182496), Registration Statements on Form S-4 (Nos. 333-186749 and 333-180237) and related Prospectuses of Swift Energy Company, and on the following Registration Statements on Form S-8:

Form S-8 No. Pertaining to:

333-180236 Swift Energy Company First Amended and Restated 2005 Stock Compensation Plan
333-156290 Swift Energy Company First Amended and Restated 2005 Stock Compensation Plan
333-147969 Swift Energy Company 2005 Stock Compensation Plan
333-134807 Swift Energy Company 2005 Stock Compensation Plan
333-130548 Swift Energy Company 2005 Stock Compensation Plan
333-167233 Swift Energy Company First Amended and Restated 2005 Stock Compensation Plan
333-112042 Swift Energy Company 2001 Omnibus Stock Compensation Plan and Swift Energy Company Employee Savings Plan
333-67242 Swift Energy Company 2001 Omnibus Stock Compensation Plan and Swift Energy Company 1990 Stock Compensation Plan
333-45354 Swift Energy Company 1990 Stock Compensation Plan, Swift Energy Company 1990 Nonqualified Stock Option Plan and Swift Energy Company Employee Savings Plan
033-80240 Swift Energy Company 1990 Stock Compensation Plan and Swift Energy Company Employee Savings Plan
033-80228 Swift Energy Company Employee Stock Purchase Plan
333-156288 Swift Energy Company Employee Stock Purchase Plan
333-190333 Swift Energy Company Employee Stock Purchase Plan
333-190332 Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan

of our reports dated March 3, 2014 (except for the effects of the restatement described in Note 1A as to which the date is November 17, 2014), with respect to the consolidated financial statements of Swift Energy Company, and the effectiveness of internal control over financial reporting of Swift Energy Company, included in the Annual Report (Form 10-K/A) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Houston, Texas
November 17, 2014.